                                                                   EXHIBIT 10.12


THIS AGREEMENT made as of the 29th day of January, 1999.

BETWEEN:

               CAN-CAL RESOURCES LTD., a body corporate, having a place of business situate at 3651 Lindell Road, Las Vegas, Nevada USA 89103;

               (hereinafter called the "Vendor")

                                                      OF THE FIRST PART
AND:
               545538 B.C. LTD., (Inc. No. 545538), a body
               corporate, duly incorporated under the laws of the Province of British Columbia and having its registered office situate at #208 - 1899 Willingdon Avenue, Burnaby, B.C. V5C 5Tl;

               (hereinafter called the "Purchaser")
                                                      OF THE SECOND PART
AND:
               RONALD DANIEL SLOAN, Businessman, of #203,
               Building  2, 1505 Blackcomb Street, Las Vegas,
               Nevada USA 89128

               (hereinafter called the "Covenantor")
                                                      OF THE THIRD PART

WITNESSETH that for and in consideration of the promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.      VENDORS WARRANTIES AND REPRESENTATIONS
        --------------------------------------

1.01    The Vendor warrants and represents that:

        (a) SCOTMAR INDUSTRIES INC. (hereinafter called the "Company") is a corporation duly incorporated under the laws of the Province of British Columbia as a non-reporting company, is validly existing, and is in good standing in British Columbia and does not carry on business outside that province;


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        (b)    The authorized  capital of the Company is THREE HUNDRED  THOUSAND shares divided into One Hundred  Thousand Class "A" Voting Common
               Shares  without  par  value;   One  Hundred  Thousand  Class  "B"
               Non-Voting Common Shares without par value; and One Hundred Thousand Class "C" Non-Voting Preference Shares without par value, of which there are Ten (10) Class "A Voting Common Shares and One (1) Class "B" Non-Voting Common Shares issued and outstanding as fully paid and non-assessable Shares;

        (c) The Vendor is the registered holder and beneficial owner of the following, shares:

               Name                      Number/Class/Kind
               ----                      -----------------

               Can-Cal Resources Ltd.    Ten (10) Class "A" Voting Common Shares
               Can-Cal Resources Ltd.    One (1) Class "B" Non-Voting Share

               (hereinafter called the "Vendor's Shares");

        (d) The Vendor's Shares are validly issued and outstanding as fully paid and non- accessible in the capital of the Company and are free and clear of all liens, charges and encumbrances;

        (e) The Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Vendor's Shares to the Purchaser;

        (f) There are no outstanding securities of the Company which are convertible into shares in the capital of the Company and there are no outstanding options on or rights to subscribe for any of the unissued shares in the capital of the Company or options to purchase the Vendor's Shares;

        (g)    The directors and officers of the Company are as follows:

               Directors:                   -      SCOTT A. NICHOLS

               Officers:     President      -      SCOTT A. NICHOLS
                             Secretary      -      KIM NICHOLS

        (h) The unaudited balance sheet of the Company as of December 31, 1997 and the supporting statements for the year ended December 31, 1997 which are attached to this Agreement as Schedule "A" were prepared by Bouchard & Company, Chartered Accountants, in accordance with generally accepted accounting principles applied on a basis consistent with prior years and the monthly financial statements for the year 1998 are substantially correct in every particular and present fairly and

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               accurately the financial condition and position of the Company as at December 31, 1998 and the results of its operations for the year ended on December 31, 1998;

        (i) There are no liabilities of the Company arising in respect of operations of the Company or incurred on or before December 31, 1998 not disclosed or reflected in Schedule "A" and no such undisclosed liabilities have been paid since December 31, 1998;

        (j) There are no liabilities of the Company which are not disclosed or reflected in Schedule "A" except those incurred in the ordinary course of its business since December 31, 1998;

        (k) The provision for doubtful accounts receivable as recorded in Schedule "A" are, and collections since December 31, 1998 have proven them to be, adequate;

        (l)    Since December 31, 1998:

               (i) no dividends of any kind have been declared or paid by the Company;

               (ii) no capital expenditures or commitments therefore have been made by the Company;

               (iii) there has been no material adverse change in the financial position or condition of the Company and no damage, loss or destruction materially affecting the business or property of the Company;

               (iv) the Company has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to, or for the benefit of, any employee, director, or officer of the Company, except increases in normal course of business to employees other than officers and directors; and

               (v) the Company has conducted its business in its usual and normal manner;

        (m) The Company has good title to and possession of all the assets referred to in Schedule "A" and all assets acquired since December 31, 1998, are free and clear of all liens, charges or encumbrances except those described in Schedule "B", and is not in default of any term of any lien, charge or encumbrance described in Schedule "B". All machinery and equipment comprised in the assets are in normal operating condition and in a state of reasonable maintenance and repair;

        (n) The Company is the holder of a valid and subsisting Lease Agreement with Yuk Lan Kwun and Benny Kwun of the lands and premises more particularly described in Schedule "C" hereto;

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        (o)    All  leases  of  equipment  as  more  particularly  described  in
               Schedule "D" hereto are valid and subsisting leases and the rents thereby reserved have been fully and duly paid up to the Closing Date as hereinafter defined and the covenants and conditions therein contained have been duly performed by the Company to the date hereof and the Company has not assigned or encumbered any such leases;

        (p) The Company is indebted to the Vendor in the amount of ONE HUNDRED SIXTY- SEVEN THOUSAND FOUR HUNDRED SEVENTY-SEVEN DOLLARS AND SIXTY-THREE CENTS ($167,477.63), which said sum the Vendor shall assign to the Purchaser on the Closing Date (hereinafter called the "Vendor's Shareholder Loans");

        (q) The Company is not subject to any contract or agreement running for more than one year save and except for the following: (i) Lease relating to the Promises of the Company.

        (r) The Company has been assessed for federal and provincial income tax for all years to and including the fiscal year of the Company ended December 31, 1998 and adequate provision will be made on Closing for any and all taxes payable by the Company for the period of operations to and including December 31, 1998;

        (s) The office or employment of all employees and officers of the Company can be terminated by not more than 4 weeks notice;

        (t)    The Vendor is not indebted to the Company;

        (u) To the best of the Vendor's knowledge, the Company is not in breach of any statute, regulation or by-law applicable to the Company or its operations;

        (v) The Vendor is not "resident in Canada" within the meaning of that phrase in Section 116 of the Income Tax Act of Canada;

        (w) The Company holds all permits, licences, consents and authorities issued by any federal, provincial, regional or municipal government or agency thereof which are necessary or desirable in connection with the operations of the Company and the ownership of its assets and a true and complete list of the permits, authorities, licences and consents held by the Company is set out in Schedule "E";

        (x) To the best of the: Vendor's knowledge, the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms thereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under the Memorandum or Articles of the Company or any

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



               indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority, or other instrument to which the Company is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Company is bound or, to the knowledge of the Vendor any statute or regulation applicable to the Company;

        (y) The Company has no bank or chequing accounts, safety deposit boxes or other depositories except as set out in Schedule "F";

        (z)    **deleted**

        (aa) The Company is not party to any collective agreement with any labour union or other association of employees;

        (bb) The Company is not a party to any pension, profit sharing, group insurance, or similar plans or other deferred compensation plans, save and except for a group insurance plan with the Automotive Retailers Association;

        (cc) The Company has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on its business or the results of its operations;

        (dd) The Company has made all elections required to be made under the Income Tax Act in connection with any distributions by the Company and all such elections were true and correct;

        (ee) The Company has withheld and remitted to Revenue Canada, or the applicable tax collecting authority, all amounts required to be withheld and remitted to Revenue Canada or the tax collecting authority respecting payments to employees and has paid all installments of corporate taxes due and payable;

        (ff) All Workers' Compensation Board, corporation capital tax, provincial sales tax and federal tax returns, and all employee remittances, Canada Pension Plan, Unemployment Insurance and other reports and information required to be filed with all applicable government authorities, agencies and regulatory bodies have been duly and timely filed; and

        (gg)   **deleted**

2.      SURVIVAL OF COVENANTS
        ---------------------
2.01 The representations, warranties, covenants and agreements by the Vendor and the Purchaser contained in this Agreement or in the documents delivered pursuant hereto or in connection with

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



the transactions contemplated hereby shall be true at and as of the time of closing as though such representations were made at and as of such time.

2.02 Notwithstanding any investigations or enquiries made by the Purchaser prior to the closing or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Vendor and the Purchaser shall survive the closing and notwithstanding the closing of the purchase and sale herein contemplated shall continue in full force and effect.

3.      PURCHASE AND SALE
        -----------------
3.01 On the basis of the warranties and representations of the Vendor set forth in Paragraph 1 of this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to buy from the Vendor and the Vendor agrees to sell to the Purchaser, on the Closing Date (hereinafter defined), the Vendor's Shares and the Vendor's Shareholder Loans for the sum of NINETY-NINE THOUSAND EIGHT HUNDRED ($99,800.00) Dollars of lawful money of Canada (hereinafter called the "Purchase Price"). The Purchase Price shall be allocated as follows:

        (a)    Vendor's Shares              $     1.00
        (b)    Vendor's Shareholder Loans    99,799.00
                                            -----------

               TOTAL:                       $99,800.00

3.02. The Purchase Price shall be paid and satisfied as follows:

        (a) the sum of $1,000.00 at or before the execution hereof, the receipt of which the Vendor does hereby acknowledge;

        (b) the sum of $43,800.00 shall be paid by the Purchaser to the Vendor on the Closing Date, subject to the provisions of this Agreement; and

        (c) the balance, namely the sum of $55,000.00, together with interest at the rate of Eight (8%) Percent per annum, calculated yearly, not in advance, as and from the Closing Date until paid, shall be paid by the Purchaser to the Vendor on February 25, 1999, provided that the Vendor has delivered a Certificate as contemplated in paragraph 4.04. In the event the Vendor has not delivered a Certificate within 90 days from the Closing Date, then the Purchaser shall be entitled to invoke the provisions of paragraph 4.04 hereof.

4.      COVENANTS OF THE VENDOR
        -----------------------
4.01 The Vendor shall do all reasonable acts and things to assist the Purchaser and the officers and directors of the Company in continuing and furthering the business and goodwill of the Company.

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



4.02 The Vendor will cause the Company at all reasonable times prior to the Closing Date to permit representatives of the Purchaser full access to its property and books and records including contracts and agreements, minute books and share registers, to give the Purchaser and its representatives such information with respect thereto as may be reasonably required and to permit the Purchaser to make such audit (at its cost) of the books of account of the Company as the Purchaser may see fit.

4.03 The vendor shall cause to be obtained on the Closing Date the written resignation of Scott A. Nichols as a director and officer and Kim Nichols as an officer.

4.04 The Vendor shall, if required by the Purchaser, cause to be delivered to the Purchaser a certificate issued pursuant to Section 116(4) of the Income Tax Act of Canada, or a certificate issued pursuant to Section 116(2) of the Income Tax Act of Canada in respect of the purchase and sale contemplated by this Agreement fixing a certificate limit which is not less than the cost to the Purchaser of the Assets, or failing delivery of either certificate, will permit the Purchaser to withhold such amount as the Purchaser would be liable to pay on behalf of the Vendor pursuant to Section 116(5) of the Income Tax Act of Canada (hereinafter called the "Holdback") from any amount or amounts otherwise payable to the Vendor pursuant to this Agreement. The Holdback will be paid in trust to Messrs. Hawthorne, Piggott & Company to pay the Holdback to the Vendor upon delivery to Messrs. Hawthorne, Piggott & Company of a certificate issued pursuant to Section 116 of the Income Tax Act of Canada which is satisfactory to the Purchaser or to pay out of the Holdback the tax payable by the Purchaser pursuant to Section 116(5) of the Income Tax Act of Canada and the balance, if any, to the Vendor.

4.05 The Vendor shall pay all wages and salaries and all amounts due in lieu of holiday pay to and including the Effective Date to all officers and employees of the Company. The Vendor shall and the Covenantor shall remain solely liable for any and all severance due to any such officer and/or employee

4.06 The Vendor will cause its Chartered Accountants to prepare audited Financial Statements for the Company as of December 31, 1998, together with all schedules and corporate Income Tax Returns, at the Vendor's cost.

5.      CONDITIONS
        ----------
5.01 The Purchaser's obligation to carry out the terms of this Agreement and to complete the purchase referred to in paragraph 3 hereof is subject to the following conditions:

        (a) that on the Closing Date the warranties and representations of the Vendor as set forth in paragraph 1 of this Agreement shall be true in every particular as if such warranties and representations had been made by the Vendor on the Closing Date;


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



        (b) that all of the agreements to be performed by the Vendor hereunder shall have been performed;

        (c)    that the Vendor shall have delivered to the Purchaser:

               (i) Resignations in writing of all directors and officers of the Company;

               (ii) a certified copy of a resolution of the directors of the Company authorizing the transfer of the Vendor's Shares and registration of the same in the name of the Purchaser and authorizing the issue of new share certificates representing the Vendor's Shares in the name of the Purchaser;

               (iii) a duly executed share certificate in the name of the Purchaser representing the Vendor's Shares;

               (iv) all corporate records of the Company including the minute books, share register book, share certificate books and annual reports as well as the common seal of the Company;

               (v) all share certificates of the Vendor, duly endorsed, for transfer; and

               (vi) a General Security Agreement executed by the Company in order to secure the balance due under paragraph 3.02(c);

               (vii)  a guarantee in the form set forth in Schedule "G";

               (viii) **deleted**

               (ix) an Assignment of Shareholder Loans in favour of the Purchaser.

5.02 The conditions set forth in paragraph 5 of this Agreement are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date but except as so waived the completion of the purchase referred to in paragraph 3 hereof by the Purchaser shall not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor set forth in paragraph 1 of this Agreement.

6.      INDEMNIFICATION
        ---------------
6.01 The Vendor and the Covenantor, jointly and severally, covenant and agree to indemnify and save the Purchaser harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement including any loss resulting from any reassessment for income or corporate tax, interest and/or penalties for a period up to the Closing Date. The Vendor and the

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Covenantor  acknowledge  and agree  that the  Purchaser  has  entered  into this
Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Purchaser or its officers, directors or
professional   advisors  shall  limit  or  extinguish  the  right  to  indemnity hereunder. The Purchaser may deduct the amount of any loss or damage from any installment of the unpaid purchase price.

7.      GENERAL PROVISIONS
        ------------------
7.01 Time shall be of the essence of this Agreement.

7.02 The parties hereto shall execute and deliver such further and other documents, instruments and things and do all acts and things as may be requisite either before or after the Closing Date to carry out the full intent and meaning of this Agreement.

7.03 This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale contemplated herein, and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory other than as expressly set forth in this Agreement.

7.04 Delivery of an executed copy of this Agreement by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy, subject to delivery of an originally executed copy of this Agreement to the other parties hereto within two (2) weeks of the date of delivery of the copy sent via the electronic communication.

7.05 This Agreement may be executed by the parties in two or more counterparts and such counterparts as so executed together form one original Agreement and shall be read together and construed as if all the parties had executed one original Agreement

8.      NOTICE
        ------
8.01 Any notice to be given under this Agreement shall be duly and properly given if mailed by prepaid registered post in British Columbia addressed as follows and any such notice shall be deemed to be received 48 hours after the hour of mailing:

        (a)    To the Purchaser:

               545538 B.C. LTD.,
               #208-1899 Willingdon Avenue,
               Burnaby, B.C. V5C 5T1


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



        (b)    To the Vendor:

               CAN-CAL RESOURCES LID.,
               3651 Lindell Road,
               Las Vegas, Nevada USA 89103

        (d)    To the Covenantor:

               RONALD DANIEL SLOAN,
               #203 Building 2, 1505 Blackcomb Street,
               Las Vegas, Nevada USA 89128

or at such other address as the Purchaser or the Vendor may from time to time designate by notice in writing to the other.

9.      CLOSING DATE
        ------------
9.01 The purchase and sale contemplated herein shall take effect as of and from the closing of business on January 29, 1999 (hereinafter called the "Effective Date") and the Closing shall take place by an exchange of documents with appropriate solicitors' undertakings, on January 29, 1999 (which date is herein called the "Closing Date").

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year first above written.


The Common Seal of CAN-CAL                  )
RESOURCES LTD. was                          )
hereunto affixed in the presence of:        )
                                            )       c/s
                                            )
                                            )
Per:      /s/   Brian Wolfe                 )
      ------------------------------
        Authorized Signatory



SIGNED, SEALED AND DELIVERED                )
by the Covenantor, RONALD DANIEL            )
SLOAN in the presence of:                   )
                                            )    /s/   R. D. Sloan
    Robin Schwarz                           )  ----------------------
-----------------------------------         )       RONALD D. SLOAN
    16008 Ash St.                           )
------------------------------------        )
    Hesperia, CA 92345                      )
------------------------------------



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




The Common Seal of 545538 B.C. LTD.         )
was hereunto affixed in the presence of:    )
                                            )
                                            )       c/s
                                            )
Per:    /s/   Michael Gordon                )
     -------------------------------
        Authorized Signatory


                                       210